UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2018

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas		66612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(785) 575-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

WESTAR ENERGY, INC.

Item 8.01. Other Events.

As previously disclosed, on July 9, 2017, Westar Energy, Inc. (“Westar Energy”), Great Plains Energy Incorporated (“Great Plains Energy”) and certain other parties entered into an Amended and Restated Agreement and Plan of Merger (“Merger Agreement”). On August 31, 2017, Westar Energy and Great Plains Energy filed a joint application with the Missouri Public Service Commission (“MPSC”) requesting approval of the transactions contemplated by the Merger Agreement.

On January 12, 2018, Westar Energy, Great Plains Energy, the MPSC staff and certain intervenors entered into a stipulation and agreement (the “Stipulation and Agreement”) to settle certain issues related to the joint application. The Stipulation and Agreement is subject to review and approval by the MPSC.

The Stipulation and Agreement can be accessed on the MPSC’s website. To access the agreement, visit https://psc.mo.gov/, click on “Access EFIS” on the right side of the page under “How do I…,” click on the hyperlink phrase “Docket Sheet” in the bullet point under the heading “View Information On A Specific Case,” enter docket EM-2018-0012 in the search field and press enter, and click on the Stipulation and Agreement filed as document 48. The information contained on the MPSC’s website is not part of, or incorporated by reference into, this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date:	January 12, 2018	By:	/s/ Larry D. Irick
		Name:	Larry D. Irick
		Title:	Vice President, General Counsel and Corporate Secretary